HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

            Statement Regarding Computation of Per Share Earnings

  Registrant's Basic and Diluted Earnings Per Share (in millions except per share amounts)

                                                                  Exhibit 11
                                                                  ----------

                                  Three months ended    Six months ended
                                      April 30             April 30
                                 ------------------    -----------------
                                    1998      1997        1998     1997


  Basic earnings per share

  Net earnings                      $ 685    $ 784        $1,614   $1,696

  Number of shares on which basic
   earnings per share is based:

  Weighted average common shares
   outstanding during the period    1,039    1,017         1,039    1,017

  Basic earnings per share          $0.66    $0.77         $1.55    $1.67
                                    =====    =====         =====    =====

  Diluted earnings per share

  Net earnings                      $ 685    $ 784        $1,614   $1,696
    Adjustment for interest
     expense, net                       6        -            12        -
                                    -----    -----        ------   ------

   Net earnings, adjusted           $ 691    $ 784        $1,626   $1,696

  Number of shares on which diluted
   earnings per share is based:

  Weighted average common shares
   outstanding during the period    1,039    1,017         1,039    1,017

  Weighted average dilutive
   potential common shares:
     Stock options                     29       29            28       30
     Convertible zero-coupon notes
      due 2017                         10        -            10        -

  Number of shares and equivalents
   on which diluted earnings per
   share is based                   1,078    1,046         1,077    1,047

  Diluted earnings per share        $0.65    $0.75         $1.51    $1.62
                                    =====    =====         =====    =====